                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement       [ ]     Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 NETMANAGE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)     Title of each class of securities to which transaction applies:

        (2)     Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)     Proposed maximum aggregate value of transaction:

        (5)     Total fee paid:

[ ]     Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount Previously Paid:

        (2)     Form, Schedule or Registration Statement No.:

        (3)     Filing Party:

        (4)     Date Filed:

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                                NETMANAGE, INC.
                         10725 NORTH DE ANZA BOULEVARD
                          CUPERTINO, CALIFORNIA 95014
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 31, 2000

TO THE STOCKHOLDERS OF NETMANAGE, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NetManage, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 31, 2000 at 10:30 a.m., local time, at the offices of the Company at 10725 North De Anza Boulevard, Cupertino, California 95014 for the following purposes:

     1. To elect two directors to hold office until the Annual Meeting of Stockholders in the year 2003.

     2. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

     3. To approve an amendment to the Company's 1992 Stock Option Plan (the "Option Plan") to increase the number of shares reserved for issuance under the Option Plan by 2,200,000 shares.

     4. To approve an amendment to the Company's 1993 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares reserved for issuance under the Plan by 1,000,000 shares.

     5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 3, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Michael Peckham
                                          MICHAEL PECKHAM
                                          Secretary
Cupertino, California
April 26, 2000

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                NETMANAGE, INC.
                         10725 NORTH DE ANZA BOULEVARD
                          CUPERTINO, CALIFORNIA 95014
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                    FOR 2000 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 31, 2000

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of NetManage, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 31, 2000 at 10:30 a.m., local time (the "Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Meeting will be held at the offices of the Company at 10725 North De Anza Boulevard, Cupertino, California 95014. This proxy statement and the accompanying proxy card are first being mailed to all stockholders entitled to vote at the Meeting on or about April 27, 2000.

     An annual report for the year ended December 31, 1999 is enclosed with this Proxy Statement.

VOTING RIGHTS AND OUTSTANDING SHARES

     Stockholders of record at the close of business on April 3, 2000 (the "Record Date") will be entitled to notice of and to vote at the Meeting. The Company has one series of Common shares outstanding, designated Common Stock, $0.01 par value. At the close of business on the Record Date, the Company had outstanding and entitled to vote 64,308,796 shares of Common Stock.

     Each holder of record of Common Stock at the close of business on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Meeting. All votes cast at the Meeting, in person or by proxy, will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

     As of the Record Date, the directors and executive officers of the Company as a group beneficially owned 11,241,728 shares (approximately 16.64%) of the outstanding Common Stock and have indicated their intention to vote all of their shares over which they have voting control in favor of the proposals described in the accompanying Notice of Annual Meeting.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A stockholder may revoke a proxy by
(a) filing with the Secretary of the Company at the Company's principal executive office, 10725 North De Anza Boulevard, Cupertino, California 95014, a written notice of revocation or a duly executed proxy bearing a later date, or
(b) attending the Meeting and informing the Secretary in writing that such stockholder wishes to vote in person. Attendance at the Meeting will not, by itself, revoke a proxy.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's Common Stock, par value $0.01 per share ("Common

Stock"), beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to these individuals for those services, but they may be reimbursed for their out-of-pocket expenses.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") who will be an employee of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

     The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum but such shares will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for
(i) the election of the nominees for directors set forth herein; (ii) the ratification of Arthur Andersen, LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; (iii) the approval of an amendment to the Company's 1992 Stock Option Plan to increase the number of shares authorized for issuance under the Option Plan by 2,200,000 shares; (iv) the approval of an amendment to the Company's 1993 Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the Plan by 1,000,000 shares, and at the discretion of the proxy holders; (v) upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

     If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 2001 Annual Meeting of Stockholders (the "2001 Annual Meeting") must be received by Secretary of the Company at its principal executive offices, 10725 North De Anza Boulevard, Cupertino 95014, no later than December 24, 2000 in order to be considered for possible inclusion in the proxy statement and form of proxy relating to the 2001 Annual Meeting.

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's 2001 Annual Meeting of Stockholders which is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give the Company notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than March 30, 2001, then the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company's Annual Meeting in 2001.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and Bylaws provide that the Company's Board of Directors (the "Board of Directors" or the "Board") shall be divided into three classes, with each class consisting, as
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nearly as possible, of one-third of the total number of directors and with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board of Directors is presently composed of six members. There are two directors in the class to be elected at this meeting, Zvi Alon and Abraham Ostrovsky (the "Nominees"), each of whom is an existing director whose term of office expires at the Meeting. If elected at the Meeting, Messrs. Alon and Ostrovsky would each serve until the 2003 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Meeting. Accordingly, the nominees for election as directors at the Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors; abstentions and broker non-votes will not have any effect on the outcome of the vote on the election of directors. Shares of Common Stock may not be voted cumulatively with respect to the election of directors.

     IF NO INSTRUCTIONS ARE INDICATED IN THE PROXIES, SHARES OF COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED, IF AUTHORITY TO DO SO IS NOT WITHHELD, FOR THE ELECTION OF THE NOMINEES. If either Nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Company may propose. Each of the Nominees has agreed to serve if elected, and the Company has no reason to believe that the Nominees will be unable to serve.

     Set forth below is biographical information for each Nominee and each person whose term of office as a director will continue after the Meeting.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF
                              THE NAMED NOMINEES.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING

     Zvi Alon, age 48, is the founder of the Company and has served as its Chairman of the Board, President and Chief Executive Officer since the Company's formation. From 1986 to 1989, Mr. Alon was the President of Halley Systems, a manufacturer of networking equipment including bridges and routers. He also has served as Manager, Standard Product Line at Sytek, Inc., a networking company, and Manager of the Strategic Business Group for Architecture, Graphics and Data Communications at Intel Corporation, a semiconductor manufacturer. Mr. Alon received a B.S. degree in electrical engineering from the Technion. Mr. Alon is the son-in-law of Uzia Galil, a director of the Company.

     Abraham Ostrovsky, age 57, was appointed to the Board of Directors of the Company in January 1998, filling an open vacancy on the Board resulting from an increase in the authorized number of directors. Mr. Ostrovsky has served as Chairman of the Board of Jetform Corporation, a provider of electronic forms and enterprise workflow products, since January 1996 and served as its Chief Executive Officer from 1991 to 1995. Mr. Ostrovsky also served as Chairman of the Board and Chief Executive Officer of Compressent, a company which develops and licenses color facsimile and communications software, from March 1996 to December 1997. Mr. Ostrovsky also serves as a director of SEEC, Inc. and IMSI. Mr. Ostrovsky attended the University of Miami.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

     John Bosch, age 64, has served as a director of the Company since December 1991. Since 1981, Mr. Bosch has been a general partner of Bay Partners, a venture capital firm. In 1976, he co-founded Cronus Precision Products, Inc., a digital timing company, and served as its President and Chief Executive Officer until 1981. In 1970, Mr. Bosch co-founded Anixter, Bosch and Russell, a consulting firm specializing in marketing and sales consulting for high technology companies and in technical venture analysis for the venture capital community. Mr. Bosch is currently a director of five portfolio companies. He is a graduate of the University of Southern California where he received a B.S. degree in mechanical engineering and an M.B.A. in marketing.

     Dr. Shelley Harrison, age 56, has served as a director the Company since July 1996. Dr. Harrison has served as Chairman of the Board of Directors since 1993 and Chief Executive Officer since April 1996 of Spacehab, Inc., a company which develops, owns and operates habitable modules and logistics supply services for the manned U.S. Space Shuttle missions. In addition, Dr. Harrison is a managing general partner of PolyVentures L.P. and PolyVentures II, L.P., which are high technology venture capital firms. Dr. Harrison also serves on the board of directors of Globecomm Systems, Inc. and on the board of trustees of Polytechnic University in New York. He received his B.S. in electrical engineering from New York University and received an M.S. and Ph.D. in electrophysics from Polytechnic University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

     Uzia Galil, age 74, has been a director of NetManage since its inception in 1990. Mr. Galil currently serves as President and Chief Executive Officer of Uzia Initiatives and Management Ltd., a company specializing in the promotion and nurturing of new businesses associated with electronic commerce and medical infomedia, which he founded in November 1999. From 1962 until November 1999, Mr. Galil served as President and Chief Executive Officer of Elron Electron Industries Ltd., an Israeli high technology holding company, where he also served as Chairman of the Board. From January 1981 until leaving Elron, Mr. Galil also served as Chairman of the Board of Directors of Elbit Ltd., an electronic communication affiliate of Elron, and as a member of the Boards of Directors of Elbit Systems Ltd., a defense electronics affiliate of Elron, and all other private companies held in the Elron portfolio. Mr. Galil currently continues to serve as a member of the Boards of Directors of Orbotech Ltd., Partner Communications Co. Ltd. and Zoran Corporation. Mr. Galil holds an M.S. in Electrical Engineering from Purdue University and a B.S. from the Technion. From 1980 to 1990, Mr. Galil served as Chairman of the International Board of Governors of the Technion. Mr. Galil has also been awarded an honorary doctorate in technical sciences by the Technion in recognition of his contribution to the development of science-based industries in Israel, an honorary doctorate in philosophy by the Weizmann Institute of Science, an honorary doctorate in engineering by Polytechnic University, New York, and an honorary doctorate from the Ben-Gurion University of the Negev in Israel. Mr. Galil is also a recipient of the Israel Prize.

     Darrell Miller, age 53, has served as a director of the Company since February 1994 and served as Executive Vice President, Corporate Strategic Marketing for the Company from December 1994 to February 1996. From 1987 to 1993, Mr. Miller was with Novell, Inc., a computer network company, in numerous positions including Executive Vice President responsible for strategic and marketing operations and Executive Vice President responsible for product development. From 1984 to 1987, Mr. Miller acted as the Director of Marketing for Ungermann-Bass, a manufacturer of networking equipment. Since 1994, Mr. Miller has served on the board of directors of Xpoint Technologies, Inc., a switched ethernet company. Mr. Miller is a graduate of the University of Denver where he received a B.S. in business administration.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1999, the Board of Directors held five meetings, including telephone meetings. Standing committees of the Board include an Audit Committee, an Option Committee and a Compensation Committee.

     The Audit Committee meets with the Company's independent auditors at least quarterly to review the results of the quarterly reviews or annual audit and discuss the financial statements; makes recommendations to the Board regarding the retention of independent auditors; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of four non-employee directors: Messrs. Bosch, Galil, Harrison and Miller. The Audit Committee met four times during 1999.

                                        4
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     The functions of the Option Committee are to review and approve awards of stock options under the Company's stock option plans to employees and consultants who are not subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), and to recommend any changes or amendments to the stock option plans. The Option Committee consists of Messrs. Bosch and Miller. The Option Committee met ten times during 1999.

     The Compensation Committee reviews and approves specific compensation matters for the Chief Executive Officer and all executive staff who report directly to the Chief Executive Officer and otherwise performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors: Messrs. Bosch and Galil. For purposes of grants and purchases under the Company's stock option and purchase plans to officers subject to Section 16 of the Exchange Act other than the Chief Executive Officer, Mr. Alon confers with the Compensation Committee. The Compensation Committee met two times during 1999.

     During the fiscal year ended December 31, 1999, each Board member attended 75% or more of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member, except that Dr. Harrison attended 3 out of 5 of the Board meetings.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Meeting. Arthur Andersen LLP has audited the Company's financial statements since its inception in 1990. Representatives of Arthur Andersen LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting, assuming a quorum is present, is necessary for approval of the Proposal. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the Proposal.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                                   PROPOSAL 3

         APPROVAL OF AN AMENDMENT TO THE AMENDED 1992 STOCK OPTION PLAN

GENERAL

     The Company's 1992 Stock Option Plan was initially approved by the Board of Directors and by the stockholders in June 1992. On April 18, 2000, the Board of Directors approved an amendment to the Option Plan to further increase the number of shares of Common Stock authorized for issuance thereunder by

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

2,200,000 shares, bringing the total number of shares reserved under the Option Plan to 12,000,000 shares of Common Stock.

     Stock options play a key role in the Company's ability to recruit, reward and retain executives and key employees and consultants. Technology companies have historically used stock options as an important part of recruitment and retention packages. The Company competes directly with these technology companies for experienced executives and engineers and must be able to offer comparable packages to attract the caliber of individuals that the Company believes is necessary to provide the growth that stockholders desire. The Option Plan provides for the grant of options and stock purchase rights to employees and consultants to provide additional incentive to encourage their continued service to the Company.

SUMMARY OF OPTION PLAN

     The essential provisions of the Option Plan are outlined below.

  General

     The purpose of the Option Plan is to attract and retain the best available personnel for positions of substantial responsibility within the Company, to provide additional incentives to the employees and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options and stock purchase rights ("SPRs").

  Administration

     The Option Plan may be administered by the Board of Directors or a committee of the Board (the "Committee"), which Committee shall, in the case of options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, consists of two or more "outside directors" within the meaning of Section 162(m) of the Code. The Committee has the power to determine the terms of the options or SPRs granted, including the exercise price, the number of shares subject to each option or SPR, the exercisability thereof, and the form of consideration payable upon such exercise. In addition, the Committee has the authority to amend, suspend or terminate the Option Plan, provided that no such action may affect any share of Common Stock previously issued and sold or any option previously granted under the Option Plan.

  Terms and Conditions of Options

     Options and SPRs granted under the Option Plan are not generally transferable by the optionee, and each option and SPR is exercisable during the lifetime of the optionee only by such optionee. Options granted under the Option Plan must generally be exercised within 90 days of the end of the optionee's status as an employee or consultant of the Company, or within twelve months after such optionee's termination by death or disability, but in no event later than the expiration of the option's ten year term. In the case of SPR's, unless the Committee determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Committee. The exercise price of all incentive stock options granted under the Option Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the Option Plan is determined by the Committee, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the exercise price must be at least equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option must be at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the Option Plan may not exceed ten years. The Company will receive no monetary consideration for the granting of options or SPRs under the Option Plan.

  Adjustments Upon Changes in Capitalization

     The Option Plan provides that in the event of a merger of the Company with or into another corporation, a sale of substantially all of the Company's assets or a like transaction involving the Company, each option shall be assumed or an equivalent option substituted by the successor corporation. If the outstanding options are not assumed or substituted as described in the preceding sentence, the Optionee shall fully vest in and have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If an option or SPR becomes fully vested and exercisable in the event of a merger or sale of assets, the Administrator shall notify the optionee that the option or SPR shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the option or SPR will terminate upon the expiration of such period.

  Tax Consequences

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the excise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term capital gain, depending on the holding period.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to a tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plan and does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting, assuming a quorum is present, is necessary for approval of the Proposal. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the Proposal.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

                                   PROPOSAL 4

         APPROVAL OF AMENDMENT TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     The Company's 1993 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in July 1993 and approved by its shareholders in August 1993 and is intended to qualify under Section 423 of the Code. A total of 2,400,000 shares of Common Stock are currently reserved for issuance under the Purchase Plan.

AMENDMENT TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PURCHASE PLAN

     On April 18, 2000, the Board of Directors approved an amendment to the Purchase Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 shares to an aggregate of 3,400,000 shares. As of the Record Date of the 2,400,000 shares reserved for issuance under the Purchase Plan, 1,841,288 shares had been issued.

     The Board of Directors believes that it is in the best interests of the Company to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions. The Board of Directors believes that the shares remaining available for issuance pursuant to the Purchase Plan are insufficient for such purpose. Accordingly, at the Annual Meeting the shareholders are being requested to consider and to approve the amendment of the Purchase Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 shares.

SUMMARY OF THE PURCHASE PLAN

     The essential features of the Purchase Plan are outlined below.

  Purpose

     The purpose of the Purchase Plan is to provide employees of the Company and its majority-owned subsidiaries designated by the Board of Directors who participate in the Purchase Plan with an opportunity to purchase Common Stock of the Company through payroll deduction.

  Administration

     The Purchase Plan is administered by the Board of Directors or a committee appointed by the Board, and is currently being administered by the Board of Directors. All questions of interpretation or application of the Purchase Plan are determined in the sole discretion of the Board of Directors or its committee, and its decisions are final and binding upon all participants. Members of the Board of Directors who are eligible employees are permitted to participate in the Purchase Plan but may not vote on any matter affecting the administration of the Purchase Plan or the grant of any option pursuant to the Purchase Plan. No member of the Board who is eligible to participate in the Purchase Plan may be a member of the committee appointed to administer the Purchase Plan.

  Eligibility

     Any person who is a regular employee of the Company (or any of its majority-owned subsidiaries designated by the Board of Directors) and would not own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or of any Subsidiary is eligible to participate in the Purchase Plan. As of the Record Date approximately 381 employees were eligible to participate in the Purchase Plan and approximately 166 of such eligible employees were participating.

  Offering Dates

     The Purchase Plan is implemented by consecutive six (6) month offering periods. Currently the offering periods commence January 1 and July 1 of each year. However, the Board of Directors approved the modification of the offering period commencement dates from January 1 and July 1 of each year to February 1 and August 1 of each year. The offering period beginning January 1, 1997 shall be extended from six (6) months to seven (7) months. All subsequent offering periods shall be composed of six (6) month offering periods. The Board of Directors has the power to alter the duration of the offering periods without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first offering period to be affected.

  Participation in the Purchase Plan

     Eligible employees become participants in the Purchase Plan by delivering to the Company's payroll office a subscription agreement authorizing payroll deductions. An eligible employee may participate in an offering period only if, as of the enrollment date of such offering period, such employee is not participating in any prior offering period that is continuing at the time of such proposed enrollment. An employee who becomes ineligible to participate in the Purchase Plan after the commencement of an offering may not participate in the Purchase Plan until the commencement of the next offering period.

  Purchase Price

     The purchase price per share at which shares are sold under the Purchase Plan is the lower of eighty-five percent (85%) of the fair market value of a share of Common Stock on the date of commencement of the offering period or eighty-five percent (85%) of the fair market value of a share of Common Stock on the applicable exercise date within such offering period. The fair market value of the Common Stock on a given date shall be the closing sale price as reported by the Nasdaq National Market on such date.

  Payment of Purchase Price; Payroll Deductions

     The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed ten percent (10%) of a participant's eligible compensation, which is defined in the Purchase Plan to include all base pay, overtime pay, bonus and commissions during the offering period, exclusive of all other amounts. A participant may institute decreases in the rate of payroll deductions at any time and such decreases are immediately effective.

     All payroll deductions are credited to the participant's account under the Purchase Plan; no interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose and such payroll deductions need not be segregated.

  Purchase of Stock; Exercise of Option

     At the beginning of each offering period, by executing a subscription agreement to participate in the Purchase Plan, each employee is in effect granted an option to purchase shares of Common Stock. The maximum number of shares placed under option to a participant in an offering period is determined by dividing the compensation which such participant has elected to have withheld during the exercise period by eighty-five percent (85%) of the fair market value of the Common Stock at the beginning of the offering period or on the applicable exercise date, whichever is lower. Notwithstanding the foregoing, no employee may make aggregate purchases of stock of the Company and its majority-owned subsidiaries under the Purchase Plan and any other employee stock purchase plans qualified as such under Section 423(b) of the Code in excess of $25,000 (determined using the fair market value of the shares at the time the option is granted) during any calendar year.

  Withdrawal

     While each participant in the Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, a participant may terminate his or her participation in the Purchase Plan at any time by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. All of the participant's accumulated payroll deductions will be paid to the participant promptly after receipt of his or her notice of withdrawal and his or her participation in the current offering period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period. No resumption of payroll deductions will occur on behalf of such participant unless such participant re-enrolls in the Purchase Plan by delivering a new subscription agreement to the Company during the applicable open enrollment period preceding the commencement of a subsequent offering period. A participant's withdrawal from the Purchase Plan during an offering period does not have any effect upon such participant's eligibility to participate in subsequent offering periods under the Purchase Plan.

  Termination of Employment

     Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

  Capital Changes

     If any change is made in the capitalization of the Company, such as stock splits or stock dividends, which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made by the Company to the number of shares subject to purchase and to the purchase price per share, subject to any required action by the shareholders of the Company. In the event of the proposed dissolution or liquidation of the Company, the offering period then in progress will terminate immediately unless otherwise provided by the Board of Directors. In the event of the proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option shall be substituted by the successor corporation, unless the Board of Directors determines, in its discretion, to accelerate the exercisability of all outstanding options under the Purchase Plan or to cancel the options and refund all sums collected. The Board of Directors may also make provisions for adjusting the number of shares subject to the Purchase Plan and the purchase price per share if the Company effects one or more reorganizations, rights offerings or other increases or reductions of shares of the Company's outstanding Common Stock.

  Certain United States Federal Income Tax Information

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax, and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to fifteen percent (15%) of the fair market value of the shares of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the participant holds the shares. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by the participant upon a sale or disposition of shares prior to the expiration of the holding period described above.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

  Stock Price

     The closing price of a share of the Common Stock on the Nasdaq National Market on the Record Date was $4.94.

  Participation in the Purchase Plan

     The Company cannot now determine the number of shares to be purchased in the future by the Named Executive Officers, as defined under "Executive Compensation -- Summary of Compensation", all current executive officers as a group, or all other employees (including current officers who are not executive officers) as a group. In 1999, however, the following shares of Common Stock were purchased by such persons pursuant to the Purchase Plan.

            EMPLOYEE STOCK PURCHASE PLAN -- NAMED EXECUTIVE OFFICERS

                                                           NUMBER       DOLLAR
                     NAME OR GROUP                        OF SHARES    VALUE(1)
                     -------------                        ---------    --------
Zvi Alon................................................        --     $     --
D. Patrick Linehan......................................    14,519       10,917
Peter Havart-Simkin.....................................        --           --
Gary R. Anderson(2).....................................        --           --
Richard French(3).......................................        --           --
All current executive officers as a group (8 persons)...    14,519       10,917
All other employees.....................................   656,598      474,748

---------------
(1) Market value of shares on the date of purchase, minus the purchase price under the Purchase Plan.

(2) Mr. Anderson left the Company in November 1999.

(3) Mr. French left the Company in December 1999.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting, assuming a quorum is present, is necessary for approval of the Proposal. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the Proposal.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of April 3, 2000 by: (i) each director of the Company, including each Nominee; (ii) each of the Named Executive Officers, as defined under "Executive Compensation -- Summary Compensation" below;

(iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock. Except as otherwise indicated below, the information as to each person has been furnished by such person, and each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person, except as otherwise indicated and subject to community property laws where applicable. Except as otherwise set forth below, the address of each named individual is the address of the Company as set forth herein.

         SECURITY OWNERSHIP OR CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                                        BENEFICIAL OWNERSHIP
                                                      -------------------------
                                                        NUMBER        PERCENT
                  BENEFICIAL OWNER                    OF SHARES     TOTAL(%)(1)
                  ----------------                    ----------    -----------
Zvi Alon(2).........................................   9,297,350       14.46%
Gary R. Anderson(3).................................         -0-           *
John Bosch(4).......................................      25,409           *
Richard French(5)...................................         -0-           *
Uzia Galil(6).......................................   1,522,277        2.37%
Shelley Harrison(7).................................      19,592           *
D. Patrick Linehan(8)...............................     190,501           *
Darrell Miller(9)...................................      19,854           *
Abraham Ostrovsky(10)...............................      70,667           *
Peter Havart-Simkin(11).............................      96,078           *
All executive officers and directors as a group (15
  persons)(12)......................................  11,241,728       17.48%

             OTHER 5% BENEFICIAL OWNERS
             --------------------------
LeRoy C. Kopp(13)...................................   4,119,899        6.41%
Kopp Holding Company
  Kopp Investment Advisors, Inc.
  7701 France Avenue South, Suite 500
  Edina, Minnesota 55435
Dimensional Fund Advisors I(14).....................   3,475,459        5.48%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401

---------------
  *  Less than 1%.

 (1) Based on 64,308,796 shares of Common Stock outstanding as of April 3, 2000.

 (2) Includes (i) 8,868,204 shares held by the Zvi and Ruth Alon Living Trust (the "Living Trust") and (ii) 38,000 shares held by the Zvi Alon Family Foundation (the "Foundation"). Mr. Alon and his wife, Ruth Alon, are the trustees of the Living Trust and the Foundation. Excludes 990,500 shares held by the Zvi and Ruth Alon 1993 Children's Trust (the "Children's Trust"), of which Mr. Uzia Galil is sole trustee. Also includes 215,104 shares issuable upon exercise of options that are exercisable within 60 days of April 3, 2000.

 (3) Mr. Anderson left the Company in November 1999.

 (4) Includes 750 shares held by Mr. Bosch's spouse. Mr. Bosch disclaims beneficial ownership of these shares. Also includes 20,690 shares issuable upon exercise of options that are exercisable within 60 days of April 3, 2000.

 (5) Mr. French left the Company in December 1999.

 (6) Includes (i) 500,000 shares owned by Uzia and Ella Galil and (ii) 990,500 shares held by the Children's Trust. Mr. Galil is the sole trustee of the Children's Trust; however, he disclaims beneficial ownership of the shares that are held in the Children's Trust. The number of shares also excludes the Elron Shares, for which Mr. Galil disclaims beneficial ownership. See note (3) above. The number of shares includes 27,130 shares issuable upon exercise of options that are exercisable within 60 days of April 3, 2000.

 (7) Includes 15,739 shares issuable upon exercise of options that are exercisable within 60 days of April 3, 2000.

 (8) Includes 145,047 shares issuable upon exercise of options that are exercisable within 60 days of April 3, 2000.

 (9) Includes 16,344 shares issuable upon exercise of options that are exercisable within 60 days of April 3, 2000.

(10) Includes 17,079 shares issuable upon exercise of options that are exercisable within 60 days of April 3, 2000.

(11) Includes 87,744 shares issuable upon exercise of options that are exercisable within 60 days of April 3, 2000.

(12) Includes 548,877 shares issued upon exercise of options that are exercisable within 60 days of April 3, 2000.

(13) Based on Amendment No. 2 to Schedule 13G dated February 7, 2000 filed by such persons as a group: (i) Kopp Investment Advisors, Inc. ("KIA") beneficially owns 2,749,899 shares, has sole voting power with respect to 800,000 shares, has sole dispositive power with respect to 800,000 shares and has shared dispositive power with respect to 2,209,899 shares; (ii) Kopp Holding Company ("KHC") beneficially owns the 2,749,899 shares that are beneficially owned by KIA, a wholly-owned subsidiary of KHC, but does not have sole or shared voting or dispositive power with respect to any of such shares; and (iii) LeRoy C. Kopp, who holds all of the outstanding capital stock of KHC, beneficially owns and has sole voting and sole dispositive power with respect to 1,370,000 shares. In addition, according to such Amendment, (i) each such person disclaims beneficial ownership of the shares owned by the other such persons and (ii) 2,239,899 of such shares are held in a fiduciary or representative capacity and none of KIA, KHC or LeRoy C. Kopp has the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares.

(14) Based on Schedule 13G dated February 3, 2000 filed by such person.

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(a)

     Section 16(a) of the Exchange Act requires that the Company's directors and executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION OF DIRECTORS

     The Company's non-employee directors currently receive a fixed sum of $12,000 in cash compensation per year, payable quarterly, for service on the Board of Directors. In addition, non-employee directors may be reimbursed for certain expenses in connection with attendance at Board and Committee meetings. Employee directors do not receive separate compensation for their services on the Board of Directors, although service on the Board may be considered when establishing their compensation as employees.

     Non-employee directors of the Company are eligible to receive options under the 1993 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Option grants under the Directors' Plan are non-discretionary. A total of 800,000 shares of Common Stock have been reserved for issuance under the Directors' Plan. Under the Directors' Plan, each person that is elected for the first time as a director of the Company and who is not otherwise employed by the Company or an affiliate of the Company (a "Non-Employee Director") is granted an option to purchase 40,000 shares of Common Stock (subject to adjustment as provided in the Directors' Plan) upon the date of his or her election to the Board. At each Annual Meeting of Stockholders, each person who is then a Non-Employee Director and has been a Non-Employee Director for at least three months is granted an option to purchase 8,000 shares of Common Stock (subject to adjustment as provided in the Directors' Plan).

     Pursuant to the Directors' Plan, options to purchase 8,000 shares were granted on May 27, 1999, the date of the Company's 1999 Annual Meeting of Stockholders, to each of Messrs. Bosch, Harrison, Galil, Miller and Ostrovsky at an exercise price of $2.688 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Each of Zvi Alon, the Company's President, Chief Executive Officer and the Chairman of the Board of Directors, and Uzia Galil, a director and the father-in-law of Zvi Alon, participated in the deliberations of the Compensation Committee during 1999 concerning executive officer compensation. Mr. Galil abstained from voting on Mr. Alon's compensation, and although Mr. Alon attends meetings of the Committee, he does not participate in deliberations that relate to his own compensation.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to the Company and its subsidiaries during each of 1997, 1998 and 1999 to the Company's Chief Executive Officer, the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of 1999 whose total salary and bonus exceeded $100,000, (collectively, the "Named Executive Officers"). This information includes the dollar values of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                              SECURITIES
                                                                              UNDERLYING     ALL OTHER
       NAME AND PRINCIPAL POSITION          YEAR   SALARY($)(1)   BONUS($)     OPTIONS      COMPENSATION
       ---------------------------          ----   ------------   --------   ------------   ------------
Zvi Alon..................................  1999     360,000       45,375       300,000         1,653
  Chairman of the Board and                 1998     302,500       45,375       325,000
  Chief Executive Officer                   1997     302,500       45,375            --
D. Patrick Linehan(2)(3)..................  1999     250,000       31,250       150,000        98,597
  Senior Vice President, Worldwide Sales    1998     250,000       31,250       248,015
                                            1997     126,576       31,250       312,500
Peter Havart-Simkin(4)(5).................  1999     207,203       21,288       100,000           898
  Senior Vice President, Worldwide          1998      29,885                     80,887
  Strategic
  Development and New Business              1997
Gary R. Anderson(6).......................  1999     225,097       22,500       100,000         1,497
  Former Senior Vice President, Finance     1998     180,000       22,500       150,000
  and
  Chief Financial Officer                   1997       5,074           --            --            --
Richard French(7).........................  1999     248,038                     60,000         1,191
  Former Senior Vice President, General     1998      20,834                    190,000
  Manager
  Visual Connectivity Business Unit         1997

---------------
(1) Includes amounts deferred pursuant to Section 401(k) of the Tax Reform Act of 1986, as amended.

(2) Mr. Linehan joined the Company in July 1997.

(3) The option for 248,015 shares was granted in October 1998, pursuant to the Option Exchange Program, in exchange for the 1997 option for 312,500 shares.

(4) Mr. Simkin joined the Company in August 1998.

(5) The option for 80,877 shares was granted in October 1998, pursuant to the Option Exchange Program, in exchange for a 1998 option for 145,534 shares.

(6) Mr. Anderson joined the Company in December 1997 and left the Company in November 1999.

(7) Mr. French joined the Company in November 1998 and left the Company in December 1999.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted to the Named Executive Officers in 1999. Except as otherwise indicated below, all options were ratified under the Option Plan, and the exercise price of the options was set at the fair market value as of the date of grant.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                  NUMBER OF      % OF TOTAL
                                  SECURITIES      OPTIONS
                                  UNDERLYING     GRANTED TO     EXERCISE                   GRANT DATE
                                   OPTIONS      EMPLOYEES IN      PRICE      EXPIRATION      PRESENT
              NAME                 GRANTED      FISCAL YEAR     ($/SHARE)       DATE       VALUE($)(1)
              ----                ----------    ------------    ---------    ----------    -----------
Zvi Alon(2).....................   300,000          4.59%        $2.166(3)   1/22/2009      $495,091
D. Patrick Linehan(2)...........   150,000          2.30%        $1.969      1/22/2009      $250,717
Peter Havart-Simkin(2)..........   100,000          1.53%        $1.969      1/22/2009      $167,145
Gary R. Anderson(4).............   100,000          1.53%        $1.969      1/22/2009      $167,145
Richard French(5)...............    60,000          0.92%        $1.969      1/22/2009      $103,235

---------------
(1) Potential realizable values are (i) net of exercise price before taxes, (ii) based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option terms and (iii) based on the assumption that the option is exercised at the exercise price and sold on the last day of its terms at the appreciated price. These numbers are calculated based on the requirements promulgated by the Commission and do not reflect the Company's estimate of future stock price growth.

(2) This option vests as to 25% of the shares on the first anniversary of the date of grant and as to 1/36 of the remaining shares monthly thereafter, so that the option is vested in full on the fourth anniversary of the date of the grant.

(3) The exercise price is equal to 110% of the fair market value of the Common Stock on the date of grant, as required by the terms of the Company's 1992 Stock Option Plan for incentive stock options (as defined in Section 422 of the Internal Revenue Code) granted to holders of more than 10% of the outstanding Common Stock.

(4) Mr. Anderson left the Company in November 1999.

(5) Mr. French left the Company in December 1999.

     The following table sets forth certain information concerning the number and value at December 31, 1999 of unexercised "in the money" options held by the Named Executive Officers. The values set forth below have not been, and may never be, realized and are based on the positive spread between the respective exercise prices of outstanding stock options and the closing price of the Common Stock on December 31, 1999 of $4.938, as reported on the Nasdaq National Market. No options were exercised during 1999 by any of the Named Executive Officers.

     AGGREGATED OPTION EXERCISES IN 1999 AND FISCAL YEAR-END OPTION VALUES

                                       NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                      UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                        OPTIONS AT FY-END               AT FISCAL YEAR-END
              NAME                 EXERCISEABLE/UNEXERCISEABLE     EXERCISEABLE/UNEXERCISEABLE
              ----                 ----------------------------    ----------------------------
Zvi Alon.........................     81,250    /    543,750       $252,455    /    $1,588,965
D. Patrick Linehan...............     72,337    /    325,678       $284,863    /    $1,137,170
Peter Havart-Simkin..............     40,870    /    209,130       $148,527    /    $ 689,398
Gary R. Anderson.................     40,476    /    -0-           $145,276    /    -0-
Richard French...................        -0-    /    -0-                -0-    /    -0-

                         TEN-YEAR OPTION REPRICINGS(1)

     The following table sets forth certain information related to the repricing of stock options to any executive officer since the Company's initial public offering in 1993. In February 1996, all options granted to employees in 1995 and certain options granted in the last quarter of 1994 were repriced to $11.13 per share by the Company's Board of Directors. The vesting schedule on these repriced options was delayed six months. All out-of-the-money options previously granted to employees were subsequently repriced by the Board of Directors to $6.00 per share in January 1997 and to $3.06 per share in September 1997. There was no change in the vesting schedule for the options repriced in 1997. In 1998, the Board of Directors approved an Option Exchange Program pursuant to which all employees and directors of the Company, including executive officers, were given the opportunity to exchange any or all of their existing options for new options covering a number of shares determined under a formula that took into account the original number of shares, term and vesting schedule of the existing option, at an exercise price of $1.00 per share, the fair market value of the Common Stock on the exchange date of October 7, 1998. Each such option vests as to 25% of the shares subject to the option on the first anniversary of the grant date and as to 1/36th of the remaining shares each month thereafter, so that the option is vested in full on the fourth anniversary of the grant date; each such option has a term of 10 years.

                                                                                                     LENGTH OF
                                              NUMBER OF       MARKET                                 ORIGINAL
                                              SECURITIES     PRICE OF       EXERCISE                OPTION TERM
                                              UNDERLYING     STOCK AT       PRICE AT       NEW       REMAINING
                                               OPTIONS       TIME OF        TIME OF      EXERCISE   AT DATE OF
            NAME                  DATE         REPRICED    REPRICING($)   REPRICING($)   PRICE($)    REPRICING
            ----              -------------   ----------   ------------   ------------   --------   -----------
Zvi Alon....................             --         --           --              --          --            --
  President & CEO
Gary R. Anderson............   10/07/1998       90,000        $1.00          $ 2.63       $1.00      9.25 yrs
  Sr. VP & CFO
Richard French..............  No repricings
Peter Havart-Simkin.........   10/08/1998       72,767        $1.00          $13.06       $1.00      9.88 yrs
                               10/07/1998       72,767        $1.00          $ 5.16       $1.00      9.88 yrs
D. Patrick Linehan..........   10/07/1998      312,500        $1.00          $ 3.06       $1.00      8.92 yrs
  Sr. VP & General Manager

REPORT OF THE BOARD OF DIRECTORS ON REPRICING OF OPTIONS(1)

     The Board of Directors determined that as a result of declines in the price of the Company's common stock, the incentive provided by the options previously granted to all employees was insufficient to assist the Company in retaining its employees. The Company's stock price fell from $23.25 at the end of 1995 to $10.88 at the end of the first quarter of 1996, then fell again to $6.00 at the end of 1996 and to $3.72 at the end of the third quarter of 1997, and fell again to $0.97 during the third and fourth quarters of 1998. Employee retention has been a significant challenge for the Company over the past two years due to the extremely competitive nature of the employment marketplace and the Company's performance and declining stock price over this period, which has lead to substantial turnover. To assist the Company in retaining its employees by providing additional incentive to remain with the Company over the long term, the Board of Directors has repriced outstanding options, including the options held by the executives in the table above. The Board has considered other alternatives such as the issuance of additional options at lower exercise prices, but felt that the effects of doing so would be too dilutive. As such, in February 1996 the Board repriced all options granted to employees in 1995 and certain options granted in the last quarter of 1994 to $11.13; the vesting on these repriced options was delayed six months. Due to the continued decline in the stock price throughout 1996 and 1997, the Board repriced all out-of-the money options in January 1997 and September 1997, with no change in the current vesting schedules. For the same reasons, following the Company's August 1998 acquisition of FTP Software, Inc. (the employees of which held options with exercise prices ranging from $1.00 to $43.64 per share), the Board of Directors approved an option exchange program pursuant to which all directors and employees of the Company, including executive officers, were given the opportunity to exchange any or all of their existing options for new options covering a number of shares determined under a formula that took into account the original number of shares, term and vesting schedule of the existing option, at an exercise price of $1.00 per share, the fair market value of the common stock on the exchange date of October 7, 1998. Each such option vests as to 25% of the shares subject to the option on the first anniversary of the grant date and as to 1/36 of the remaining shares each month thereafter, so that the option is vested in full on the fourth anniversary of the grant date; each such option has a term of 10 years. The terms of the Option Exchange Program were based upon the recommendation of an independent compensation advisor retained by the Company following the acquisition of FTP. The Board believed that the factors affecting the decision as to whether to reprice the options held by officers in each case were identical to those for all other employees, and that it was in the interests of the Company to provide adequate incentive to assist in employee, including executive officer, retention.

Zvi Alon          John Bosch
Uzia Galil        Dr. Shelley
Darrell Miller    Harrison
                  Abraham Ostrovsky

---------------
(1) The material under this caption is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  Compensation Philosophy

     The primary goal of the Company is to align compensation with the Company's business objectives and performance. The Company's aim is to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between executive compensation and the creation of stockholder value, the Compensation Committee has adopted a total compensation package comprised of base salary, bonus and stock option awards. Key elements of this compensation package are:

     - The Company pays competitively with leading software and high technology companies with which the Company competes for talent.

     - The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

     - The Company provides significant equity-based incentives for executives and other key employees to ensure that individuals are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees.

  Executive Officer Salaries

     Of the Company's 1999 executive officers other than the Chief Executive Officer, one joined the Company in May 1999, two joined the Company in October 1999 and two joined the Company in November 1999, and a former such officer joined the Company in 1994. With respect to the executive officers hired in 1999, salary, potential bonus and stock option grants were determined on the basis of negotiations between the Company and each officer with due regard to the officer's experience, prevailing market conditions and internal equity. Similarly, the Company negotiated with the former executive officer at the time of such officer's hiring and reached a level of compensation that the Company believed was reasonably required to obtain the services of such officer.

  Annual Incentive Compensation

     Historically, a substantial portion of the cash compensation paid to the Company's executive officers, including the Chief Executive Officer, has been in the form of discretionary cash bonuses payable on a quarterly basis. The Compensation Committee believes that the bonus compensation of the Chief Executive Officer and the Company's other executive officers should be expressly linked to the Company's performance. Consistent with this philosophy, a designated portion of the bonus compensation is contingent upon corporate profits, the attainment of specific business objectives and performance against personal performance objectives. Bonus payments are based on a target bonus pool established at the beginning of the year for each officer.

     In awarding 1999 discretionary bonuses, the Compensation Committee determined that the Company's goals were attained for the fourth quarter of 1999 but not for prior quarters, and, accordingly, awarded 25% of the bonus pool.

  Long-Term Incentives

     The Company's primary long-term incentive program presently consists of the 1992 Stock Option Plan (the "Option Plan") and the 1993 Employee Stock Purchase Plan (the "Purchase Plan"). The Option Plan generally utilizes four-year vesting periods (decreased from five-year vesting periods for options granted in 1997) for options granted on date of hire. There is a 25% cliff vesting at the end of the first year of the grant and then monthly vesting thereafter to encourage key employees to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options granted under the Option Plan generally is 100% of the fair market value of the Company's Common Stock on the date of grant.

     The Company established the Purchase Plan both to encourage employees to continue in the employ of the Company and to motivate employees through ownership interest in the Company. Under the Purchase Plan, employees, including officers, may have up to fifteen percent (15%) of their earnings withheld for purchases of Common Stock on certain dates specified by the Compensation Committee. The price of Common Stock purchased is equal to 85% of the lower of the fair market value of the Common Stock on the commencement date or the closing date of the relevant offering period. Two annual six-month offering periods have been fixed under the Purchase Plan. Mr. Alon was not eligible to purchase stock under the Purchase Plan during 1999.

  Company Performance and Chief Executive Officer Compensation

     The 1999 salary and potential bonus of the Chief Executive Officer were established by the Compensation Committee primarily on the basis of the salary received by him in 1999 and the Company's overall 1999 performance, and pursuant to discussions between the Compensation Committee and the Chief Executive Officer. Although the total of Mr. Alon's salary and bonus potential was significantly less than Chief Executive Officer compensation in other software and high technology companies, the decision was made to not increase his cash compensation package for 1999 based on his significant equity position in the Company and the Company's overall 1998 performance.

     As described above, in awarding 1999 discretionary bonuses, the Compensation Committee determined that the Company's goals were attained for the fourth quarter of 1999 but not for prior quarters, and, accordingly, awarded 25% of the bonus pool. As a result, Mr. Alon received less than his potential cash compensation ($347,875 versus $484,000) for 1999; this amount was the same as the cash compensation paid to him in 1998.

  Certain Tax Considerations

     The Company does not believe that its compensation plans will result in any limitations on its ability to deduct compensation under Section 162(m) of the Code.

                                          From the members of the Compensation
                                          Committee:

                                          John Bosch
                                          Uzia Galil

PERFORMANCE GRAPH

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG NETMANAGE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX PERFORMANCE GRAPH AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

                                                                                  NASDAQ STOCK              HAMBRECHT & QUIST
                                                     NETMANAGE, INC.              MARKET (U.S.)                TECHNOLOGY
                                                     ---------------              -------------             -----------------
12/94                                                    100.00                      100.00                      100.00
12/95                                                    115.00                      141.00                      150.00
12/96                                                     30.00                      174.00                      186.00
12/97                                                     14.00                      213.00                      218.00
12/98                                                      9.00                      300.00                      339.00
12/99                                                     24.00                      542.00                      757.00

        * $100 INVESTED ON 12/31/94 IN STOCK OR INDEX
         INCLUDING REINVESTMENT OF DIVIDENDS.
         FISCAL YEAR ENDING DECEMBER 31.
---------------
(1) The total return on investment (change in year-end stock price plus reinvested dividends) for the Company, the Nasdaq Stock Market-US Index (the "Nasdaq Index") and the Hambrecht and Quist Technology Index (the "H&Q Technology Index"), based on September 21, 1993 = 100, the day of the Company's initial public offering. The performance of the Company's stock over the period shown is not necessarily indicative of future performance.

(2) The material under this caption is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws. The Company and certain of its officers and directors are subject to several lawsuits, which if successful may give rise to indemnity claims.

     Abraham Ostrovsky, a member of the Board of Directors of the Company, performed management and business consulting services to the Company during 1999 and received aggregate fees of $100,000 in connection with such consulting.

     The Company believes that all transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. Any future transactions between the Company and any of its officers, directors, affiliates and principal stockholders will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties. Any such transactions will be subject to approval of a majority of the Company's, including a majority of the independent, disinterested directors.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Michael Peckham
                                          MICHAEL PECKHAM
                                          Secretary

April 26, 2000

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, NETMANAGE, INC., 10725 NORTH DE ANZA BOULEVARD, CUPERTINO, CALIFORNIA 95014, OR THROUGH THE COMPANY'S WORLDWIDE WEB PAGE AT HTTP://WWW.NETMANAGE.COM.

                                      PROXY
                                 NETMANAGE, INC.

                      PROXY SOLICITED BY BOARD OF DIRECTORS
                         FOR ANNUAL MEETING MAY 31, 2000

        The undersigned hereby constitutes and appoints Zvi Alon and Michael Peckham, and each of them singly, with full power of substitution, as proxies to vote and act at the NetManage, Inc. 2000 Annual Meeting of Stockholders to be held on May 31, 2000 at 10:30 a.m., local time, and at any and all postponements and adjournments thereof (the "Meeting"), upon and with respect to the number of shares of the common stock of NetManage, Inc., $.01 par value per share ("Common Stock"), as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote as designated on the reverse side and in favor of the recommendations of management on any other matters which may come before the Meeting, all as further described in the accompanying Notice of 2000 Annual Meeting of Stockholders and Proxy Statement. If no such directions are indicated, the proxies or their substitutes will have authority to vote FOR the Election of Directors and FOR 2, 3 and 4.

---------------                                                  ---------------
  SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
     SIDE                                                             SIDE
---------------                                                  ---------------

NetManage, Inc.

Dear Stockholder;

Please take note of the important information enclosed with this proxy card.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach and return it in the enclosed postage paid envelope.

Your vote must be received prior to the 2000 Annual Meeting of Stockholders, May 31, 2000. Whether or not you plan to be personally present at the Meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised by following the instructions on page two of the accompanying proxy statement. Thank you in advance for your prompt consideration.

Sincerely,

NetManage, Inc.

                                   DETACH HERE
--------------------------------------------------------------------------------
             PLEASE MARK
[X]          VOTES AS IN
            THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR ITEMS 2, 3 and 4.

1.      Election of Directors.

        Nominees:  (01) Zvi Alon and (02) Abraham Ostrovsky

         FOR                             WITHHELD
        BOTH         [ ]      [ ]        FROM BOTH
      NOMINEES                           NOMINEES


        [ ]    _______________________________________
               For both nominees except as noted above

                                                        FOR    AGAINST   ABSTAIN
2.      Ratification of the appointment of Arthur       [ ]      [ ]       [ ]
        Andersen LLP as the Company's independent auditors for the current fiscal year ending
        December 31, 2000.

                                                        FOR    AGAINST   ABSTAIN
3.      Approval of amendment to the Company's 1992     [ ]      [ ]       [ ]
        Stock Option Plan to increase the number of shares reserved for issuance under the Option Plan by 2,200,000 shares.

                                                        FOR    AGAINST   ABSTAIN
4.      Approval of amendment to the Company's 1993     [ ]      [ ]       [ ]
        Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the Plan by 1,000,000 shares.

5. Upon any other matters which may properly come before the Meeting.

                                    Receipt of the Notice of 2000 Annual Meeting of Stockholders and Proxy Statement dated May 31, 2000 relating to the Meeting is hereby acknowledged.

                                    MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW
                                    LEFT

                                    PLEASE MARK, DATE, SIGN AND RETURN.

                                    Please sign exactly as your name(s)
                                    appear(s) hereon. Joint owners should each sign. If a corporation, sign in full corporate name by president or authorized officer. If a partnership, sign in partnership name by an authorized person. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Signature:                                              Date:
           -----------------------------------------         -------------------

Signature:                                              Date:
           -----------------------------------------         -------------------